Exhibit 5.1 and 23.1

			 SNOW BECKER KRAUSS P.C.
			   605 Third Avenue
			New York, New York 10158
			   Phone: (212) 687-3860
			Fax:     (212) 949-7052

November 2, 2000

Board of Directors
Micros-to-Mainframes, Inc.
614 Corporate Way
Valley Cottage, New York 10989


Gentlemen:

		You have requested our opinion, as counsel for Micros-to-Mainframes, Inc., a New York corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission for the sale of 330,000 shares (the "Registered Shares") of common stock, $.001 par value (the "Common Stock"), by the selling securityholders named in the Registration Statement, including 240,000 shares (the "Shares") they acquired in a private offering (the "Offering") and 90,000 shares (the "Warrant Shares") that they may acquire upon exercise of warrants (the "Warrants") issued in connection with the Offering.

		We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon the foregoing, it is our opinion that:



1. The Company has been duly organized, is validly existing and in good standing under the laws of the State of New York.

2.      All of the Registered Shares have been duly authorized.


3. The Shares have been legally issued and are fully paid and nonassessable.

4. The Warrant Shares, when issued upon payment of the exercise price specified in the Warrants, will be legally issued, fully paid and nonassesable.

	 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

						Very truly yours,


						/s/ SNOW BECKER KRAUSS P.C.